DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN
                               COUNSELLORS AT LAW
                         500 Woodward Avenue, Suite 4000
                          Detroit, Michigan 48226-3425




                                               April 17, 1997


First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005

                  Re:      FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

                                               Very truly yours,

                                               DICKINSON, WRIGHT, MOON,
                                                  VAN DUSEN & FREEMAN

                                               /s/Thomas D. Hammerschmidt

                                                  Thomas D. Hammerschmidt, Jr.